UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITES EXCHANGE ACT OF 1934

INTERNATIONAL INDUSTRIAL ENTERPRISES, INC.

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(Exact name of registrant as specified in its charter)

                         Delaware

         26-0091556

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                   (State of Incorporation or organization)

(I.R.S. Employer Identification No.)

            4166 Antique Sterling Court

       Las Vegas, Nevada 89129

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                ((Address of principal executive offices)

   (Zip Code)

 Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class

                     Name of each exchange on which

To be so registered

                        each class is to be registered

2,500,000 Shares of Common Stock

                        OTC-BB

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If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box   ☐

Securities Act registration statement file number to which this form relates:   333-145802

Securities to be registered pursuant to Section 12(g) of the Act:

Not Applicable

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(Title of class)

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Item 1. Description of Registrant’s Securities to be Registered

International Industrial Enterprises, Inc. (the “Registrant”) registers hereunder its Common Stock, $0.001 par value per share (the “Common Stock”). A description of the Common Stock is incorporated herein by reference to the section captioned “Description of Capital Stock” in the Registrant’s Registration Statement on SB-2 (File No. 1.333-145802), as originally filed with the Securities and Exchange Commission (the “Commission”) on August 30, 2007, as amended (the “Registration Statement”). And in the prospectus included in the Registration Statement to be filed separately by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus shall be deemed to be incorporated by reference herein.

Item 2. Exhibits

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on International Industrial Enterprises, Inc., and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

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Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: November 12, 2007

International Industrial Enterprises, Inc.

       By:  /s/ David W. Rodgers

David W. Rodgers

Chief Executive Officer

President and Chief Financial Officer

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